Exhibit 10.17

STOCK OPTION AGREEMENT

This Stock Option Agreement (“Agreement”) is between Cryoport, Inc. (“Company”) and      (the “Optionee”), and is effective as of _______, 2015 (“Grant Date”).

AGREEMENT

In consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Optionee agree as follows:

1.Grant of Option.  Subject to the terms of this Agreement, the Company grants to the Optionee the right and option to purchase from the Company all or any part of an aggregate of XXXXXX shares of the Common Stock of the Company (“Option”).  The Option granted under this Agreement is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
2.Purchase Price.  The purchase price under this Agreement is $X.XX, the per share closing price the of Common Stock of the Company (“Stock”) on the Grant Date, which is equal to the fair market value of a share of Stock on the Grant Date.
3.Vesting of Option.  The Option shall vest and be exercisable according to the following schedule:

1/48 of the options vest on the 18th of each month for forty eight months beginning on X/X/201X and ending on X/X/201X

Provided that such vesting will be accelerated on the date that the Company files a Form 10-Q or Form 10-K indicating an income from operations for the Company in two consecutive fiscal quarters;

Provided further, that, pursuant to Section 13 below, such vesting will be accelerated in the event of a Change of Control (as defined in Section 13).

4.Exercise of Option.  This Option may be exercised, to the extent vested (under Section 3 above), in whole or in part at any time before the Option expires by delivery of a written notice of exercise (under Section 6 below) and payment of the purchase price in cash or such other method permitted by the Compensation Committee of the Board of Directors of the Company (the “Committee”)  under Section 5 and communicated to the Optionee before the date the Optionee exercises the Option.
5.Payment. The Committee may determine methods other than cash by which the exercise price of the Option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock held for longer than six months (through actual tender or by attestation), any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to the Optionee.

6.Method of Exercising Option.  Subject to the terms of this Agreement, the Option may be exercised by timely delivery to the Company of written notice, which notice shall be effective on the date received by the Company.  The notice shall state the Optionee’s election to exercise the Option and the number of underlying shares in respect of which an election to exercise has been made.  Such notice shall be signed by the Optionee, or if the Option is exercised by a person or persons other than the Optionee because of the Optionee’s death, such notice must be signed by such other person or persons and shall be accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Option.
7.Registration.  The Company shall use its commercially reasonable efforts to file a registration statement on Form S-3 under the Securities Act of 1933, as amended, covering the resale of the Stock and will use its commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable.
8.Term of Option.  The Option granted under this Agreement expires at the earlier of (a) ten (10) years from the Grant Date, through and including the normal close of business of the Company on the tenth (10th) anniversary of the Grant Date, and (b) ninety (90) days after the resignation and/or removal of the Optionee as an employee of the Company, through and including the normal close of business of the Company on the ninetieth (90th) day after such resignation and/or removal.
9.Tax Withholding. Unless otherwise provided by the Committee prior to the vesting of Option, the Optionee shall satisfy any federal, state, local or foreign employment or income taxes due upon the vesting of Option (or otherwise) by having the Company withhold from those shares of Stock that the Optionee would otherwise be entitled to receive, a number of shares having a fair market value equal to the minimum statutory amount necessary to satisfy the Company’s applicable federal, state, local and foreign income and employment tax withholding obligations. Any such withholding shall be subject to the provisions of applicable law and to any conditions the Committee may determine to be necessary to comply with Rule 16b-3 or its successors under the Exchange Act. In lieu of, and subject to, the above, the Committee may also permit the Optionee to satisfy any federal, state, local, or foreign employment or income taxes due upon the vesting of Option (or otherwise) by (i) personal check or other cash equivalent acceptable to the Company, (ii) permitting the Optionee to execute a same day sale of Stock pursuant to procedures approved by the Company, or (iii) such other method as approved by the Committee, all in accordance with applicable Company policies and procedures and applicable law.
10.Nontransferability.  The Option granted by this Agreement shall not be transferable by the Optionee or any other person claiming through the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution.
11.Nonstatutory Stock Option.  The Option granted hereunder is a nonstatutory (non-qualified) stock option, and is not an “incentive stock option” pursuant to the Code.

12.Stock Certificates. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of the Option, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to this Agreement are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board Directors may require that the Optionee make such reasonable covenants, agreements, and representations as the Board of Directors, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
13.Change in Control.  Notwithstanding any other provision herein to the contrary, upon a Change in Control, the entire Option shall automatically become immediately vested and/or exercisable and that all restrictions relating to the Option shall lapse.
a.“Change in Control” means any one or more of the following events:
(i)The date that any one person, or more than one person acting as a group (as determined in accordance with Treasury Regulation Section 1.409A-3(i)(5)), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. This paragraph (i) only applies when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction;
(ii)The date that any one person, or more than one person acting as a group (as determined in accordance with Treasury Regulation Section 1.409A-3(i)(5)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets; or
(iii)The date that any person, or more than one person acting as a group (as determined in accordance with Treasury Regulation 1.409A-3(i)(5)), acquires (or has acquired during the 12-month period ending on the most recent acquisition by such person or persons) ownership of stock of Company possessing 30% or more of the total voting power of the stock of Company.

The transfer of stock or assets of the Company in connection with a bankruptcy filing by or against the Company under Title 11 of the United States Code will not be considered to be a Change of Control for purposes of this Agreement. Additionally, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

14.Waiver and Modification.  The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by a representative of the Committee.
15.Adjustments.  In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock subject to the Option and its stated exercise price shall be adjusted appropriately by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. Moreover, in the event of such transaction or event, the Committee, in its discretion, may provide in substitution for the Option such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of the Option so replaced. Further, with respect to any Option that otherwise satisfies the requirements of the stock rights exception to Section 409A of the Code, any adjustment pursuant to this Section 15 shall be made consistent with the requirements of the final regulations promulgated pursuant to Section 409A of the Code.
16.Requirements of Law
a.Securities Act.  The Company shall not be required to deliver any shares of Stock pursuant to the vesting of the Option if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations.  The granting of the Option and the issuance of shares and/or cash under this Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Agreement. If the shares of Stock paid pursuant to the Agreement may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.
b.Securities Law Compliance. If Optionee is obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Agreement are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Securities Exchange Act of 1934. Notwithstanding any other provision herein, the Committee may impose such conditions on the exercise of the Option as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Securities Exchange Act of 1934. To the extent any provision herein or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

c.Restrictions. The Committee shall impose such restrictions on the Option as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of any Stock exchange upon which the Stock is then listed and under any blue sky or state securities laws applicable to such Option.
17.Section 409A of the Code.
a.General Compliance. If this Agreement is subject to Section 409A of the Code, the Company intends (but cannot and does not guarantee) that this Agreement complies fully with and meets all of the requirements of Section 409A of the Code or an exception thereto. To the extent necessary to comply with Section 409A of the Code, this Agreement may be modified, replaced or terminated in the discretion of the Committee. Notwithstanding any provision of this Agreement to the contrary, in the event that the Committee determines that this Agreement is or may become subject to Section 409A of the Code, the Company may adopt such amendments to this Agreement, without the consent of Optionee, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effective dates), or take any other action that the Committee determines to be necessary or appropriate to either comply with Section 409A of the Code or to exclude or exempt this Agreement from the requirements of Section 409A of the Code.
b.Delay for Specified Employees. If, at the time of Optionee’s “separation of service” the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Optionee is considered to be a “specified employee” to the extent any payment or consideration under this Agreement is subject to the requirements of Section 409A of the Code and is payable upon the Optionee’s “separation from service,” such payment shall not commence prior to the first business day following the date which is six (6) months after the Optionee’s “separation from service” (or if earlier than the end of the six (6) month period, the date of the Optionee’s death). Any amounts that would have been distributed during such six (6) month period will be distributed on the day following the expiration of the six (6) month period.
c.Prohibition on Acceleration or Deferral. Under no circumstances may the time or schedule of any payment for any amount under this Agreement that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to this Agreement that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the time period specified in the provisions. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.
18.Voting and Other Shareholder Related Rights.  The Optionee will have no voting rights or any other rights as a shareholder of the Company with respect to any Option until exercised by the Optionee.

19.Governing Law.  This Agreement shall be interpreted and administered under the laws of the State of Nevada.
20.Amendments.  This Agreement may be amended only by a written agreement executed by the Company and the Optionee.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and Optionee has signed this Agreement, and this Agreement shall be effective as of the day and year first written above.

Date	Cryoport, Inc. By: Name: Title: